Exhibit 8.1

July 7, 2021

Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831

Ladies and Gentlemen:

We have acted as counsel to Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (as amended and together with all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the Agreement and Plan of Merger, dated as of April 21, 2021 (together with all exhibits thereto, the “Merger Agreement”), by and among Belpointe PREP, BREIT Merger, LLC, a Delaware limited liability company and wholly owned subsidiary of Belpointe PREP, and Belpointe REIT, Inc., a Maryland corporation.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the merger contemplated by the Merger Agreement (the “Merger”), (iii) the statements and representations made by Brandon E. Lacoff in his officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificate”) are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iv) any such statement or representation set forth in the Merger Agreement, Registration Statement or the Officer’s Certificate that is qualified by belief, knowledge, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct as if made without such qualification, (v) the parties to the Merger Agreement and their respective subsidiaries will treat the transactions for U.S. federal income tax purposes in a manner consistent with this opinion, (vi) such parties have complied with and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement and (vii) there will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of the Merger. If any of the above-described assumptions is untrue for any reason or if the Merger and related transactions are not consummated in the manner described in the Merger Agreement Registration Statement, or the Officer’s Certificate, our opinion set forth herein may not be correct. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we hereby confirm that the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Offer, Conversion and Merger”, insofar as such discussion constitutes statements of U.S. federal income tax law, constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined in the Registration Statement).

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger or related transactions, or any inaccuracy in the

Citrin Cooperman & Company, LLP July 7, 2021 Page 2 of 2

statements, facts, assumptions and representations on which we have relied may affect the correctness of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events occurring substantially as assumed.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

Sugar Felsenthal Grais & Helsinger LLP

/s/ Sugar Felsenthal Grais & Helsinger LLP